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                               Exhibit 16.01


                        LETTERS REGARDING CHANGE IN
                                 ACCOUNTANT







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                              [Letterhead]



July 10, 2000

United Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


                           Re:  Novamex USA Ltd.
                           ---------------------

To whom it may concern:

I have read the revised response from Novamex USA Ltd. in Item 3 of Part II of Form 10-SB/A-1 of Novamex U.S.A. Ltd., which was transmitted to be by facsimile. I confirm that there were no disagreements with the management or owners of the Company related to the audit completed by Rogers, Ankersen
& Sumner, PC, the predecessor firm to Rogers, Ankersen & Sumner, L.L.C. for the years ended December 31, 1997 and 1996 and the six months ended June 30, 1998. The date of our report on those financial statements was August 6, 1998. Our firm had no further contact with the Company after issuance of our report on the financial statements until June 27, 2000, when this letter was requested.

I have no basis to agree or disagree with any other statement of the registrant contained in the aforementioned Form 10-SB.

If you should have any questions, I may be reached at the above address.

For Rogers, Ankersen, Summer, L.L.C.

/S/ L. Parry Ankersen
------------------------------
L. Parry Ankersen, CPA, a shareholder

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